Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma combined financial information presents the combination of the financial information of Aesther Healthcare Acquisition Corp. (“Aesther” or “AHAC”), n/k/a Ocean Biomedical, Inc. and Ocean Biomedical, Inc., n/k/a Ocean Biomedical Holdings, Inc. (“Ocean Biomedical” or “Legacy Ocean”) adjusted to give effect to the transactions that were entered into in completion of, or that are contemplated by that certain Agreement and Plan of Merger dated August 31, 2022, as amended on December 5, 2022 (as amended, the “Business Combination Agreement”), by and among AHAC, AHAC Merger Sub, Inc. (“Merger Sub”), Aesther Healthcare Sponsor, LLC, in its capacity as purchaser representative, Ocean Biomedical, and Dr. Chirinjeev Kathuria, in his capacity as seller representative. The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

AHAC is a blank check company formed under the laws of the State of Delaware on June 17, 2021 under the name Aesther Healthcare Acquisition Corp.

Ocean Biomedical is a biopharmaceutical company that seeks to bridge the “bench-to-bedside” gap between medical research discoveries and patient solutions.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 combines the historical balance sheet of AHAC as of September 30, 2022 with the historical balance sheet of Ocean Biomedical as of September 30, 2022 on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 30, 2022.

AHAC and Ocean Biomedical have the same fiscal years ending December 31. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 combine the historical statements of operations of AHAC and Ocean Biomedical for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2021, the beginning of the earliest period presented.

The unaudited pro forma combined balance sheet as of September 30, 2022 and the unaudited pro forma combined statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 are presented as if the following occurred:

●	the merger of Merger Sub, the wholly owned subsidiary of AHAC, with and into Ocean Biomedical, with Ocean Biomedical as the surviving company;

●	the redesignation of AHAC’s 2,625,000 Founder Shares as common stock of the post-business combination company (“New Ocean Biomedical”);

●	the issuance of shares of New Ocean Biomedical common stock as follows: 23,355,432 shares to the stockholders of Ocean Biomedical;

●	the Company issued to Second Street Capital, LLC (“Second Street”), Legacy Ocean’s lender, three (3) warrants (the “Converted Ocean Warrants”) for the number of shares of the Company’s common stock equal to the economic value of the Legacy Ocean warrants previously issued to Second Street in exchange for the termination of the Legacy Ocean warrants. The Converted Ocean Warrants are exercisable for a total of 511,712 shares of the Company’s common stock at an exercise price of $8.06 per share and 102,342 shares of the Company’s common stock at an exercise price of $7.47 per share;

●	the execution of the Vellar Backstop Agreement, pursuant to which Vellar and other syndicate members purchased an aggregate 8,000,000 shares of AHAC Class A common stock through a broker in the open market, including from holders that previously elected to redeem their shares of AHAC Class A common stock;

●

Vellar and other syndicate members’ purchase of an aggregate 1,200,000 shares of AHAC Class A common stock through a broker in the open market, including from holders that previously elected to redeem their shares of AHAC Class A common stock, with the proceeds from such purchase remitted back to Vellar and the syndicate members ; and

●	the Sponsor’s receipt of 1,365,000 shares of New Ocean Biomedical common stock in consideration for the extension loans upon the completion of the Business Combination

The historical financial information of AHAC was derived from the unaudited financial statements of AHAC as of and for the nine months ended September 30, 2022 and from the audited financial statements for the period from inception (June 17, 2021) through December 31, 2021. The historical financial information of Ocean Biomedical was derived from the unaudited consolidated financial statements of Ocean Biomedical as of and for the nine months ended September 30, 2022; and from the audited consolidated financial statements for the year ended December 31, 2021. This information should be read together with AHAC’s and Ocean Biomedical’s audited and unaudited financial statements and related notes, the sections entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Ocean Biomedical’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in Schedule 14A filed January 12, 2023.

The pro forma combined financial statements have been presented for informational purposes only and are not necessarily indicative of what AHAC’s and Ocean Biomedical’s financial position or results of operations actually would have been had the transaction been completed as of the date indicated. In addition, the pro forma data does not purport to project the future financial position or operating results of New Ocean Biomedical. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Accounting for the Business Combination

The Business Combination is accounted for as a reverse recapitalization in accordance with Generally Accepted Accounting Principles (“GAAP”). Under this method of accounting, AHAC, who is the legal acquirer, is treated as the “acquired” company for financial reporting purposes and Ocean Biomedical is treated as the accounting acquirer. Ocean Biomedical has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Ocean Biomedical’s existing stockholders have 63.5% of the voting interest of New Ocean Biomedical;

●	Ocean Biomedical’s senior management comprises the senior management of New Ocean Biomedical;

●	the directors nominated by Ocean Biomedical represents the majority of the board of directors of New Ocean Biomedical;

●	Ocean Biomedical’s operations comprises the ongoing operations of New Ocean Biomedical; and

●	“Ocean Biomedical, Inc.” is the name being used by New Ocean Biomedical.

The business combination is accounted for as the equivalent of a capital transaction in which Ocean Biomedical has issued stock for the net assets of AHAC. The net assets of AHAC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are Ocean Biomedical.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information reflects the Company stockholders’ approval of the Business Combination on February 3, 2023, the redemption of 10,389,093 shares of the Company’s Class A Stock at approximately $10.33 per share based on trust figures prior to the Closing on February 14, 2023, and the Closing of the Business Combination on February 14, 2023.

The following summarizes the pro forma shares of Post-Combination Company Common Stock issued and the table below shows the issued and outstanding at the Closing:

	Share ownership in New Ocean Biomedical
Stockholder	Shares	%
Legacy Ocean equity holders	23,355,432	63.5%
AHAC Public Stockholders	210,907	0.6%
AHAC Sponsor(s)	2,625,000	7.1%
Extension Shares	1,365,000	3.7%
Shares Consideration	1,200,000	3.3%
Syndicated Forward Purchase Agreement	8,000,000	21.8%
	36,756,339	100.0%

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2022

(In thousands)

	(A)	(B)
	Ocean Biomedical Historical	AHAC Historical	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$116	$472	$4,146	(1)	$3,684
			(1,050)	(5)
Deferred Acquisition Costs	1,018	-	(1,018)	(2)	-
Prepaid expenses and other assets	-	128	-		128
Total current assets	1,134	600	2,078		3,812

Forward purchase agreement	-	-	51,127	(1)	51,127
Cash held in trust	-	108,529	(108,529)	(1)	-
Total assets	$1,134	$109,129	$(55,324)		$54,939

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,999	$181	$-		$10,180
Accrued expenses and other current liabilities	182	860	-		1,042
Short term loans	789	1,050	(1,050)	(5)	789
Total current liabilities	10,970	2,091	(1,050)		12,011

Deferred underwriting commissions	-	3,150			3,150
Total liabilities	10,970	5,241	(1,050)		15,161

Commitments and contingencies
AHAC Class A common stock subject to possible redemption	-	108,529	(108,529)	(1)	-

Stockholders’ (deficit) equity
AHAC preferred stock	-	-	-		-
Legacy Ocean common stock	-	-	-		-
AHAC Class A common stock	-	-	4	(3)	4
AHAC Class B common stock		1	(1)	(3)	-
Additional paid-in capital	70,770	(2,330)	99,182	(1)	166,914
			(1,018)	(2)
			(3)	(3)
			(2,312)	(4)
			2,625	(5)
Retained earnings (accumulated deficit)	(80,606)	(2,312)	(43,909)	(1)	(127,140)
			2,312	(4)
			(2,625)	(5)
Total stockholders’ (deficit) equity	(9,836)	(4,641)	54,255		39,778
Total liabilities and stockholders’ (deficit) equity	$1,134	$109,129	$(55,324)		$54,939

(A) Obtained from the unaudited balance sheet of Ocean Biomedical as of September 30, 2022.

(B) Obtained from the unaudited balance sheet of AHAC as of September 30, 2022.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(Dollars in thousands, except per share data)

	Ocean
	Biomedical	AHAC	Transaction
	Historical	Historical	Accounting		Pro Forma
	(A)	(B)	Adjustments	Note 2	Combined

Revenue	$-	$-	$-		$-
Operating expenses:
Research and development	33,933	-	-		33,933
Selling, general and administrative	28,412	567	-		28,979
Total operating expenses	62,345	567	-		62,912
Income(Loss) from operations	(62,345)	(567)	-		(62,912)
Other income (expense):
Other income (expense):	1	-	(43,909)	(dd)	(43,908)
Interest, net	-	2	(2)	(aa)	-
Loss on Extinguishment of Debt	-	-	(2,625)	(cc)	(2,625)
Total other income (expense)	1	2	(46,536)		(46,533)
Income (loss) before income tax expense	(62,344)	(565)	(46,536)		(109,445)
Income tax expense	-	-	—		-
Net income (loss)	$(62,344)	$(565)	$(46,536)		$(109,445)
Basic and diluted weighted average shares outstanding, Class A Common Stock	17,487,290	5,649,746	36,756,339	(bb)	36,756,339

Class A common stock - basic and diluted net loss per share	$(3.57)	$(0.10)			$(2.98)
Basic and diluted weighted average shares outstanding, Class B Common Stock		2,451,777	(2,451,777)	(bb)
Class B common stock - basic and diluted net loss per share		$(0.23)

(A) Obtained from the audited statement of operations of Ocean Biomedical ended December 31, 2021.

(B) Obtained from the audited statement of operations of AHAC ended December 31, 2021.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2022

(Dollars in thousands, except per share data)

	Ocean Biomedical	AHAC	Transaction
	Historical	Historical	Accounting		Proforma
	(A)	(B)	Adjustments	Note 2	Combined
Revenue	$-	$-	$-		$-
Operating expenses:
Research and development	8,248	-			8,248
Selling, general and administrative	6,935	1,867	-		8,802
Total operating expenses	15,183	1,867	-		17,050
Loss from operations	(15,183)	(1,867)	-		(17,050)
Other income (expense):
Other income (expense):	(1,193)	-	-		(1,193)
Interest, net	-	499	(499)	(aa)	-
Total other income (expense)	(1,193)	499	(499)		(1,193)
Income (loss) before income tax expense	(16,376)	(1,368)	(499)		(18,243)
Income tax expense	-	-	-		-
Net income (loss)	$(16,376)	$(1,368)	$(499)		$(18,243)
Basic and diluted weighted average shares outstanding, Class A Common Stock	17,496,370	10,600,000	36,756,339	(bb)	36,756,339

Class A common stock - basic and diluted net loss per share	(0.94)	$(0.13)			$(0.50)
Basic and diluted weighted average shares outstanding, Class B Common Stock		2,625,000	(2,625,000)	(bb)	-
Class B common stock - basic and diluted net loss per share		$(0.52)

(A) Obtained from the unaudited statement of operations for nine months ended of Ocean Biomedical as of September 30, 2022.

(B) Obtained from the unaudited statement of operations for nine months ended of AHAC as of September 30, 2022.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, AHAC, who is the legal acquirer, and treated as the “acquired” company for financial reporting purposes and Ocean Biomedical is the accounting acquirer. This determination was primarily based on the following facts and circumstances: (i) Ocean Biomedical’s existing stockholders have 63.5% of the voting interest of New Ocean Biomedical; (ii) Ocean Biomedical’s senior management comprises the senior management of New Ocean Biomedical; (iii) the directors nominated by Ocean Biomedical represent a majority of the board of directors of New Ocean Biomedical; (iv) Ocean Biomedical’s operations comprise the ongoing operations of New Ocean Biomedical; and (v) “Ocean Biomedical, Inc.” is the name being used by New Ocean Biomedical. Accordingly, for accounting purposes, the Business Combination is the equivalent of a capital transaction in which Ocean Biomedical is issuing stock for the net assets of AHAC. The net assets of AHAC are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Ocean Biomedical. The unaudited pro forma condensed combined balance sheet as of September 30, 2022 assumes the Business Combination occurred on September 30, 2022. The unaudited pro forma condensed combined statements of operation for the nine months ended September 30, 2022 and for the twelve months ended December 31, 2021 present the pro forma effect of the Business Combination as if it had been completed on January 1, 2021, the beginning of the earliest period presented. These periods are presented on the basis of Ocean Biomedical as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 has been prepared using, and should be read in conjunction with, the following:

● AHAC’s unaudited balance sheet as of September 30, 2022 and the related notes for the nine months ended September 30, 2022; and

● Ocean Biomedical’s unaudited balance sheet as of September 30, 2022 and the related notes for the period ended September 30, 2022; and

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 and for the twelve months ended December 31, 2021 have been prepared using, and should be read in conjunction, with the following:

● AHAC’s audited statement of operations for the period since inception (June 17, 2021) through December 31, 2021, and unaudited statement of operations for the nine months ended September 30, 2022, and the related notes; and

● Ocean Biomedical’s audited statement of operations for the period ended December 31, 2021, and unaudited statement of operations for the nine months ended September 30, 2022 and the related notes.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain available information as of the date of these unaudited pro forma combined financial statements and certain assumptions and methodologies that AHAC believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. AHAC believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New Ocean Biomedical. They should be read in conjunction with the historical financial statements and notes thereto of AHAC and Ocean Biomedical.

General Description of the Business Combination Agreement

On August 31, 2022, AHAC entered into an Agreement and Plan of Merger by and among AHAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of AHAC (“Merger Sub”), Ocean Biomedical, Inc., a Delaware corporation (“Ocean Biomedical”), Aesther Healthcare Sponsor, LLC, (“Sponsor”) in its capacity as Purchaser Representative, and Dr. Chirinjeev Kathuria, in his capacity as Seller Representative, that was amended on December 5, 2022 (as amended, the “Business Combination Agreement”), pursuant to which at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), Merger Sub merged with and into Ocean Biomedical (the “Merger”), with Ocean Biomedical continuing as the surviving corporation and wholly-owned subsidiary of AHAC. AHAC changed its name to Ocean Biomedical, Inc. at the Closing (collectively, the “Business Combination”). We refer to AHAC and its consolidated subsidiaries following the Business Combination as “New Ocean Biomedical.” The Business Combination is accounted for as a reverse recapitalization.

Merger Consideration

As consideration for the Merger, the holders of Ocean Biomedical’s common stock and warrants collectively received from AHAC, in the aggregate, a number of shares of New Ocean Biomedical common stock (with a per-share value of $10.00) with an aggregate value equal to (a) $240 Million U.S. Dollars ($240,000,000) minus $1,250,545 Ocean warrant calculation minus (b) $4,029,505, the amount by which the net working capital is less than negative $500,000, plus (c) $0.00, the amount by which the net working capital exceeds $500,000 (but not less than zero), minus (d) $0.00, by which the closing net debt exceeds $1,500,000, minus (e) $1,165,513, the amount by which Ocean Biomedical’s transaction expenses exceed $6,000,000.

Earnout Shares

In addition, holders of Ocean Biomedical’s common stock are entitled to receive from New Ocean Biomedical, in the aggregate, an additional 19,000,000 shares of New Ocean Biomedical common stock (the “Earnout Shares”) as follows: (a) in the event that the VWAP of New Ocean Biomedical exceeds $15.00 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical common stock pre-Closing shall be entitled to receive an additional 5,000,000 shares of New Ocean Biomedical common stock, (b) in the event that the VWAP of New Ocean Biomedical exceeds $17.50 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical common stock pre-Closing shall be entitled to receive an additional 7,000,000 shares of New Ocean Biomedical common stock and (c) in the event that the VWAP of New Ocean Biomedical exceeds $20.00 per share for twenty (20) out of any thirty (30) consecutive trading days beginning on the closing date of the Business Combination until the 36-month anniversary of the closing date, the holders of Ocean Biomedical common stock pre-Closing shall be entitled to receive an additional 7,000,000 shares of New Ocean Biomedical common stock. In addition, for each issuance of Earnout Shares, New Ocean Biomedical will also issue to Sponsor an additional 1,000,000 shares of New Ocean Biomedical common stock.

Both the number of Earn-Out Shares and the price per share is subject to adjustment to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the common stock (i.e., dilutive activities).

The accounting for the Earnout Shares was first evaluated under Accounting Standards Codification (“ASC”) 718 to determine if the arrangement represents a share-based payment arrangement. Because the Earnout Shares are issued to all of Ocean Biomedical’s Shareholders (before the merger) and the Sponsor and there are no service conditions nor any requirement of the participants to provide goods or services, we determined that the Earnout Shares are not within the scope of ASC 718. In reaching this conclusion, the Company focused on the fact that the Earnout Shares are not provided to any holder of options or unvested stock but rather the arrangement is provided only to vested equity holders.

Next, we determined that the Earnout Shares represent a freestanding equity-linked financial instrument to be evaluated under ASC 480 and ASC 815-40. Based upon the analysis, we concluded that the Earnout Shares should not be classified as a liability under ASC 480.

Under ASC 815-40, an entity must first evaluate whether an equity-linked instrument is considered indexed to the reporting entity’s stock. This analysis, which is performed under ASC 815-40-15, is a two-step test that includes evaluation of both exercise contingencies and settlement provisions. The Earnout Share arrangement contains contingencies – the daily volume weighted average stock price on the basis of a specific price per share. The contingency is based on an observable market or an observable index other than one based on New Ocean Biomedical’s stock. With respect to settlement provisions, the number of Earn Out Shares is adjusted only for dilutive activities, which are an input into the pricing of a fixed-for-fixed option on equity shares under ASC 815-40-15-7E(c). It is important to note that, in absence of dilutive activities, there will be either zero or 19 million shares issuable under the Earnout Share arrangement; therefore, the triggering events for issuance of shares is only an exercise contingency to be evaluated under step 1 of ASC 815-40-15.

We next considered the equity classification conditions in ASC 815-40-25 and concluded that all of them were met. Therefore, the Earnout Share arrangement is appropriately classified in equity.

As the merger is accounted for as a reverse recapitalization, the fair value of the Earnout Share arrangement as of the merger date is accounted for as an equity transaction (as a deemed dividend) as of the closing date of the merger.

Warrants

There are outstanding an aggregate of 5,250,000 Public Warrants and 5,411,000 Private Placement Warrants held by our Sponsor. Each of our outstanding whole warrants is exercisable commencing 30 days following the Closing (February 14, 2023) (or, if later, upon the effectiveness of a registration statement registering the New Ocean Biomedical common stock issuable upon exercise of the warrants) for one share of New Ocean Biomedical common stock. Therefore, if we assume that each outstanding whole warrant is exercised and one share of New Ocean Biomedical common stock is issued as a result of such exercise, with payment to New Ocean Biomedical of the exercise price of $11.50 per whole warrant for one whole share, our fully-diluted share capital would increase by a total of 10,661,000 shares, with approximately $122,601,500 million paid to us to exercise the warrants, assuming cash exercise.

On February 22, 2022, Ocean Biomedical entered into a Loan Agreement with Second Street Capital, LLC (the “Second Street Loan”), pursuant to which Ocean Biomedical borrowed $600,000, which was used to pay a $15,000 loan fee and certain accrued expenses of Ocean Biomedical. The Second Street Loan accrues interest at the rate of 15% per annum, with principal and interest due at maturity. Ocean Biomedical was required to repay the Second Street Loan on the earlier of (i) 5 business days after Ocean Biomedical’s next financing or (ii) May 23, 2022. Ocean Biomedical issued to Second Street Capital, LLC a warrant to purchase 312,500 shares of Ocean Biomedical’s common stock, with an exercise price of $11.00 per share, exercisable until February 22, 2026. For a period of 180 days from the closing of Ocean Biomedical’s next financing, Second Street Capital, LLC has the right to put the warrants to Ocean Biomedical in exchange for a payment of $250,000.

On April 22, 2022, Ocean Biomedical entered into a second Loan Agreement with Second Street Capital, LLC (the “Second Street Loan 2”), pursuant to which it borrowed $200,000, which was used to pay a $15,000 loan fee, $15,000 fee for amending the Second Street Loan Agreement to extend the maturity date, and $20,000 next day loan fee. The Second Street Loan 2 accrues interest at the rate of 15% per annum, with principal and interest due at maturity. Ocean Biomedical issued to Second Street Capital, LLC a warrant to purchase 62,500 shares of Ocean Biomedical’s common stock, with an exercise price of $11.00 per share, exercisable until February 22, 2026. There is no put option associated with this loan. We were required to repay the Second Street Loan 2 on the earlier of (i) 5 business days after Ocean Biomedical’s next financing or (ii) November 18, 2022.

On September 30, 2022, the Second Street Loan 2 was further amended to extend the maturity date to December 30, 2022, and to issue to Second Street Capital, LLC an additional warrant to purchase 75,000 shares of Ocean Biomedical’s common stock, with an exercise price of $10.20 per share, exercisable until September 30, 2026.

On December 30, 2022, the Second Street Loan and the Second Street Loan 2 were further amended to extend the maturity date to February 15, 2023. No additional warrants were issued to Second Street Capital, LLC in connection with the extension. We are required to repay the Second Street Loan and the Second Street Loan 2 on the earlier of (i) 5 business days after Ocean Biomedical’s next financing or (ii) February 15, 2023.

Ocean Biomedical’s lender, Second Street Capital, LLC, has aggregate warrants for 450,000 shares of Ocean Biomedical common stock (“Ocean Warrants”). As a condition to closing the Business Combination, AHAC issued Second Street Capital, LLC a warrant for a number of shares of New Ocean Biomedical common stock equal to the economic value of the Ocean Warrants (a “Converted Ocean Warrant”) in exchange for the termination of the Ocean Warrants. The Converted Ocean Warrant are exercisable for 511,712 shares of New Ocean Biomedical common stock at an exercise price of $8.06 per share and 102,342 shares of New Ocean Biomedical common stock at an exercise price of $7.47 per share.

Class B Units Profit Interest

In December 2020, the sole stockholder of Ocean Biomedical contributed 100% of his founders shares in the amount of 17,112,298 shares to Poseidon Bio, LLC (“Poseidon”) which became the sole stockholder of Ocean Biomedical. In February 2021, Poseidon transferred 342,244 shares of Ocean Biomedical’s common stock back to Ocean Biomedical’s founder. In February 2021, Poseidon amended and restated its operating agreement to allow additional members into Poseidon by issuing Class A units and Class B units in which Ocean Biomedical’s founder is the sole Class A unit holder who holds 100% of the voting power of Poseidon. In addition, certain executives and employees were granted Class B unit profit interests in Poseidon. These profit interests grants in Ocean Biomedical’s controlling shareholder were deemed to be transactions incurred by the shareholder and within the scope of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Stock Compensation. As a result, the related transactions by the stockholder were pushed down into Ocean Biomedical’s condensed consolidated financial statements. As of September 30, 2022, Ocean Biomedical’s founder held 100% of the voting power and 68% of the equity interests in Poseidon. The Business Combination had no impact on the Poseidon Class B units and Ocean Biomedical does not anticipate that Poseidon will make any additional grants of Class B units after the Closing.

Extension Share Award

Sponsor received at Closing, as part of obtaining two (2) three-month extensions beyond the September 16, 2022 deadline to complete an initial business combination, additional shares of AHAC Class A common stock (collectively, an “Extension Share Award”). At September 30, 2022, the first extension share payment of $1,050,000 was paid.

2. Adjustments to Unaudited Pro Forma Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are directly attributable to the Business Combination. Ocean Biomedical and AHAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had New Ocean Biomedical filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of New Ocean Biomedical’s shares outstanding, assuming the Business Combination had been completed on January 1, 2021, the beginning of the earliest period presented.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(1) Reflects the transactions relating to the business combination, the purchase of shares under the Vellar Backstop Agreement and release of funds to Ocean at the business combination. AHAC and Ocean Biomedical entered into an OTC Equity Prepaid Forward Transaction (the “Vellar Backstop Agreement”) with Vellar Opportunity Fund SPV LLC – Series 3 (“Vellar”). The Vellar Backstop Agreement was entered into on August 31, 2022 concurrently with the execution and prior to the announcement of the Business Combination Agreement. The Vellar Backstop Agreement is intended to provide AHAC with additional issued and outstanding shares and cash (in the short-term) following the closing of the Business Combination because it evidences Vellar’s intent to purchase shares from AHAC stockholders that elected to redeem their shares. This is intended to help AHAC obtain sufficient cash at the Closing of the Business Combination Agreement to meet the minimum cash condition therein, reduce redemption related risks and generally facilitate the consummation of the Business Combination. However, if Vellar purchases any shares pursuant to the Vellar Backstop Agreement, immediately following the Closing, AHAC will need to prepay to Vellar an amount equal to the number of shares to be purchased by Vellar times the redemption price (as determined in accordance with the AHAC Charter), and, as a result, AHAC’s cash reserves would be reduced significantly.

The Vellar Backstop Agreement was evaluated under the Guidance of ASC 480. The Vellar Backstop Agreement is evaluated as a forward purchase contract that meets the definition of a derivative and is initially valued at an estimated closing date fair value of $51.1 million. The value of the Vellar Backstop Agreement was calculated using the Options Method which makes use of the Binomial Lattice Model for evaluation. The valuation was prepared as if it was entered into on September 30, 2022 and the principal assumptions of the evaluation are as follows: risk free interest of 4.15%; zero dividends; and a period of three years.

Pursuant to Vellar Backstop Agreement, Vellar purchased 8,000,000 shares of AHAC Class A common stock through a broker in the open market and including from holders that previously elected to redeem their shares of AHAC Class A common stock during the redemption period. The value of the agreement at settlement date under conditions of the contract as if they occurred at the reporting date is an asset of $82.6 million (i.e. 8,000,000 shares unsold at the reporting date x $10.33 (redemption price))

				Net Changes
Cash and Cash Equivalents	Cash From Trust	$96,182	(i)
	Payment to Vellar for Forward Purchase	$(82,640)	(ii)
	Payment to Vellar for Share Consideration	$(12,396)	(iv)
	Additional shares not redeemed - Cash From Trust	$3,000	(v)	$4,146

Cash Held in Trust	Transfer of Cash From Trust	$(108,529)	(i)	$(108,529)

Forward Purchase Agreement	Valuation for Backstop Agreement	$82,640	(ii)
	Valuation Adjustment	$(31,513)	(ii)	$51,127

AHAC Class A common Stock subject to possible redemption	Transfer of Common Stock	$(108,529)	(iii)	$(108,529)

Additional Paid in Capital	Decrease for redemption of Stock	$(12,347)	(i)
	Increase for Transfer of Common Stock	$108,529	(iii)
	Additional shares not redeemed - Cash From Trust	$3,000	(v)	$99,182

Retained Earnings	Valuation Adjustment	$(31,513)	(ii)
	Share Consideration	$(12,396)	(iv)	$(43,909)

(i) To record the release of cash from the Trust Account for redeemed shares
Total number of redeemable shares	10,500,000			110,907
Shares Redeemed		10,389,093
Price per redeemable share $	10.33
Total Shares purchased per the Vellar Backstop Agreement		8,000,000
Total Shares issued for Shares Consideration		1,200,000		9,200,000
Total Shares outstanding after the Vellar Backstop Agreement		9,310,907
Total Cash Deposited from the Trust to the Company		$96,182

(ii) To record the payment to Vellar for purchase of shares	Shares Purchased times redeemable Price	$82,640

	Valuation of Agreement	$51,127
	Adjustment for Valuation	$31,513

(iii) To record the stock subject to redemption to Additional Paid in Capital		$108,529

(iv) Share Consideration	1,200,000	$12,396

(v) Additional Shares not redeemed - Cash From Trust		$3,000

(2) Represents estimated direct and incremental transaction costs incurred by AHAC and Ocean Biomedical related to the Business Combination. The deferred acquisition costs are reflected as a reduction of additional paid in capital as the amounts would be capitalized and deferred in the amount of $1.02 Million. This adjustment also reflects the payment of $0.3 million in accrued expenses recognized by AHAC related to a contemplated business combination, these relate to the transaction costs incurred by AHAC during the nine-month period ending September 30, 2022, including, but not limited to, advisory fees, legal fees, and registration fees.

(3) Reflects the recapitalization of Ocean Biomedical through the issuance of 23,355,432 shares ($233,554,437 divided by $10.00, excluding fractional shares) of New Ocean Biomedical common stock at par value of $0.0001 and the conversion of Class B common stock to common stock. Below is the computation of the merger consideration calculation at closing. This takes into account all closing adjustments to the merger consideration calculations, including net working capital adjustments, closing net debt adjustment and transaction expenses in excess of $6,000,000. The adjustments were calculated based on the closing.

Merger Consideration	$240,000,000
Less Agreed Upon Ocean Warrant Valuation for Closing (a)	1,250,545
Adjusted Merger Consideration	$238,749,455

(b) Net Working Capital Adjustment Minus	$(4,029,505)
(c) Closing Net Debt Adjustment	-
(d) Transaction expenses in excess of $6 million	(1,165,513)
Potential Adjusted Merger Consideration	$233,554,437

(a) The parties have agreed to value the Ocean Warrant at Closing at a value of $1,250,455

(b) Minus the amount , if any, by which the Target Net Working Capital ($0.00) Amount exceeds the Net Working Capital by more than $500,000 (“Net Working Capital Threshold”)

Current Assets	$-
Current Liabilities	4,529,505
Net Working Capital at Closing	(4,529,505)
Less Net Working Capital Threshold	500,000
Net Working Capital Adjustment	$(4,029,505)

(c) The amount, if any, by which the Company Net Debt exceeds $1,000,000 (“Net Debt Threshold”)

All indebtedness of Target Company	$1,000,000
Company Closing Cash	183,000
Net Debt at Closing	817,000
Company Net Debt Threshold	1,000,000
Excess of Company Net Debt over Threshold	$-

(d) The amount, if any by which the Company Transaction Expenses exceed $6,000,000 (“Company Transaction Expense Threshold”)

Transaction Expenses at Closing	$7,165,513
Company Transaction Expense Threshold	6,000,000
Excess of Transaction Expenses over Threshold	$1,165,513

(4) Reflects the elimination of the historical accumulated deficit of AHAC, the legal acquirer, in the amount of $2.3 million.

(5) Reflects the repayment of the Extension Loan to Aesther Healthcare Sponsor, LLC of $1.05 million and issuance of extension shares per the below calculation.

		Number of Shares	Total		Total Extension
	Amount of Loan	Per loan Dollar	Extension Shares	Per Share Value	Share Valuation
First Extension September 17, 2022	$1,050,000	0.25	262,500	$10.00	$2,625,000

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations (in thousands, except share and per share data)

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 and year ended December 31, 2021 are as follows:

(aa) Represents the elimination of historical interest income earned on the Trust Account.

(bb) Represents the conversion of 2,625,000 AHAC Class B shares; 1,365,000 Extension Shares and 23,355,432 shares of New Ocean Biomedical common stock issued in the Business Combination; non-redemption of 210,907 AHAC Class A Shares; Shares Consideration of 1,200,000; and backstop shares of 8,000,000.

(cc) Represents the amount of the value of the extension shares of $2.6 million shown as Loss on Extinguishment of Debt. See Footnote (5).

(dd) Represents the excess of cash paid to Vellar for the Vellar Backstop Agreement that exceeds the fair value of the agreement ($31.513 million) and shares consideration ($12.396 million).

3. Net income per Share

Represents the net income per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021, the beginning of the earliest period presented. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

For the Nine Months Ended September 30, 2022
Pro forma net loss	$(18,243)
Basic and Diluted weighted average shares	36,756,339
Net income (loss) per share – Basic and Diluted	$(0.50)

Twelve Months Ended December 31, 2021
Pro forma net income	$(109,445)
Basic and diluted weighted average shares outstanding	36,756,339
Net income (loss) per share – Basic and Diluted	$(2.98)

At the Business Combination there is one class of stock, common stock (Class B common stock converts to common stock). Warrants representing private (5,411,000), Public (5,250,000) and Ocean Biomedical (614,055) were not used in the computation of Basic and diluted weighted average shares outstanding, because the effect of inclusion would be anti-dilutive.

Stockholder	Shares
Legacy Ocean equity holders	23,355,432
AHAC Public Stockholders	210,907
AHAC Sponsor(s)	2,625,000
Extension Shares	1,365,000
Shares Consideration	1,200,000
Syndicated Forward Purchase Agreement	8,000,000
Basic and diluted weighted average shares outstanding	36,756,339

COMPARATIVE PER SHARE DATA

The following table sets forth selected historical comparative unit and share information for AHAC and Ocean Biomedical, respectively, and unaudited pro forma condensed combined per share information of AHAC after giving effect to the Business Combination.

The unaudited AHAC and Ocean Biomedical pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of AHAC and Ocean Biomedical would have been had the companies been combined during the period presented.

	Historical				Combined
	Ocean Biomedical		AHAC
As of and for the Nine Months Ended September 30, 2022
Book value per share – basic and diluted	$(0.94)	(1)	$(0.13)	(1)	$(0.50)	(2)
Weighted average redeemable common shares outstanding – basic and diluted	-		10,600,000
Weighted average non-redeemable common shares outstanding – basic and diluted	17,496,370		2,765,000		36,756,339
Net income(loss) per share – redeemable, basic and diluted	-		(0.13)
Net income(loss) per share – non-redeemable, basic and diluted	$(0.94)		$(0.52)		$(0.50)

As of and for the Twelve Months Ended December 31, 2021
Book value per share – basic and diluted	N/A	(3)	N/A	(3)	N/A	(3)
Weighted average redeemable common shares outstanding – basic and diluted	-		10,600,000		-
Weighted average non-redeemable common shares outstanding – basic and diluted	17,496,370		2,765,000		36,756,339
Net income(loss) per share – redeemable, basic and diluted			(0.10)
Net income(loss) per share – non-redeemable, basic and diluted	$(3.57)		$(0.23)		$(2.98)

(1) Historical book value per share is equal to total stockholders’ equity (excluding shares of preferred stock) divided by shares outstanding as of September 30, 2022.

(2) Pro forma book value per share is equal to pro forma stockholders’ equity divided by pro forma shares outstanding at closing.

(3) A pro forma balance sheet for the year ended December 31, 2021 is not required to be included herein and as such, no such calculation is included in this table.